Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of IIOT-OXYS, Inc. of our report dated April 6, 2021, relating to our audits of the December 31, 2020 and 2019 consolidated financial statements of IIOT-OXYS, Inc., which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

December 3, 2021